Exhibit 10.7







                                                              October 10, 2003


To the Board of Directors
Prelude Ventures, Inc.

Dear Sirs:

         Please be advised that effective today, I hereby resign as a member of the Board of Directors of Prelude Ventures, Inc., as of the close of business of the date indicated above.

         My resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company's operations, policies or practices.

                                                              Sincerely,



                                                              Anthony Sarvucci